Exhibit 5

March 2, 2015

Heartland Express, Inc.

901 North Kansas Avenue

North Liberty, Iowa 52317

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as counsel to Heartland Express, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) to be filed on or about the date hereof. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to 3,737,500 shares of the Company’s common stock, $0.01 par value (the “Shares”), by the selling stockholder named in the prospectus constituting a part of the Registration Statement (the “Selling Stockholder”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5). We are rendering this opinion as of the time the Registration Statement becomes effective, which Registration Statement became automatically effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act.

In rendering the opinion set forth below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (a) an executed copy of the Registration Statement; (b) the Articles of Incorporation of the Company, as amended; (c) the Amended and Restated Bylaws of the Company; (d) certain resolutions adopted by the Board of Directors of the Company relating to the filing of the Registration Statement; and (e) such other documents, records, certificates, and other instruments as in our judgment are necessary or appropriate for purposes of this opinion. We have relied upon statements and representations of officers and other representatives of the Company and the Selling Stockholder as to factual matters.

In our examination of the aforesaid documents, we have assumed without verification the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the internal laws of the State of Nevada and the federal laws of the United States. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations.

With respect to the Shares to be offered and sold by the Selling Stockholder, we have assumed that (i) the effectiveness of the Registration Statement under the Securities Act will not have been terminated or rescinded; (ii) a prospectus will have been filed with the Commission describing the Shares offered thereby; (iii) all Shares will be offered and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the prospectus included therein; and (iv) a definitive purchase, underwriting, or similar agreement with respect to the Shares will

Heartland Express, Inc.

March 2, 2015

have been duly authorized and validly executed and delivered by the Company, the Selling Stockholder, and the other parties thereto.

Based upon, subject to, and limited by the foregoing, and subject to the assumptions, limitations, and qualifications stated herein, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and are validly issued, fully paid and nonassessable.

Our opinion represents the reasoned judgment of Scudder Law Firm, P.C., L.L.O., as to certain matters of law stated herein and should not be considered or construed as a guaranty. This opinion letter is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion letter speaks as of the date hereof. Our opinion is subject to future changes in law or fact, and we disclaim any obligation to advise you of or update this opinion for any changes of applicable law or facts that may affect matters or opinions set forth herein.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this opinion and consent, we do not admit that we are an “expert” within the meaning of the Securities Act.

Very truly yours,

/s/ SCUDDER LAW FIRM, P.C., L.L.O.

SCUDDER LAW FIRM, P.C., L.L.O.

By:	Heidi Hornung-Scherr
Principal